Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 16, 2015 with respect to the consolidated financial statements of Grant Company, Inc. as of December 31, 2013 and 2012 and for the years then ended included in the Current Report on Form 8-K/A of Nexstar Broadcasting Group, Inc.  We consent to the incorporation by reference of said report in this Registration Statement of Nexstar Broadcasting Group, Inc.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

September 4, 2015